We consent to the incorporation by reference in this Registration Statement on Form S-3 of Royal Energy Resources,, Inc. of our report dated November 24, 2015, relating to our audit of the financial statements of Royal Energy Resources, Inc. which appear in the Annual Report on Form 10-K of Royal Energy Resources, Inc. for the year ended August 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Paritz & Company, P.A.
Hackensack, NJ

August 9, 2016